As Filed With the Securities and Exchange Commission on October 1, 2014

Registration No. 333-196994

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO
REGISTRATION STATEMENT
ON FORM S-1
ON FORM S-3

UNDER THE SECURITIES ACT OF 1933

MARATHON PATENT GROUP, INC.
(Exact name of registrant as specified in its charter)
Nevada	6794	01-0949984
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA 90025 Telephone: (703) 232-1701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Doug Croxall 11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA 90025 Telephone: (703) 232-1701
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “ accelerated filer ”, “large accelerated filer” and “smaller reporting company” (as defined in Rule 12b-2 of the Act) (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

    This Amendment No. 3 to the Registration Statement on Form S-1 on Form S-3 (File No. 333-196994) of Marathon Patent Group, Inc. is being filed solely to file Exhibits 5.1 and 23.1. Accordingly, this Amendment No. 3 consists solely of the facing page, this explanatory note, the signature page, and the exhibits filed herewith. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 1, 2014.

MARATHON PATENT GROUP, INC.
By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Doug Croxall	Chief Executive Officer and Chairman (Principal Executive Officer)	October 1, 2014
Doug Croxall

/s/ Francis Knuettel II	Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2014
Francis Knuettel II

*	Executive Vice President, Secretary and Director	October 1, 2014
John Stetson

Director
Stuart Smith

*	Director	October 1, 2014
Edward Kovalik

*	Director	October 1, 2014
William Rosellini

 * Executed on October 1, 2014 by Doug Croxall as attorney-in-fact under power of attorney granted in the Registration Statement previously filed on June 24, 2014.

*	/s/ Doug Croxall
Doug Croxall
Attorney-in-Fact